Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Unum Group whose signature appears below does hereby constitute and appoint Liston Bishop III and Susan N. Roth, or either of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 relating to the Unum Limited Savings-Related Share Option Scheme 2008 (the “Registration Statement”) to be filed, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and any amendments (including post-effective amendments) and supplements to the Registration Statement, and does hereby ratify and confirm all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of February, 2009.

/s/ E. Michael Caulfield	/s/ Gloria C. Larson
E. Michael Caulfield	Gloria C. Larson

/s/ Jon S. Fossel	/s/ A.S. MacMillan, Jr.
Jon S. Fossel	A.S. (Pat) MacMillan, Jr.

/s/ Pamela H. Godwin	/s/ Edward J. Muhl
Pamela H. Godwin	Edward J. Muhl

/s/ Ronald E. Goldsberry	/s/ Michael J. Passarella
Ronald E. Goldsberry	Michael J. Passarella

/s/ Kevin T. Kabat	/s/ Williams J. Ryan
Kevin T. Kabat	William J. Ryan

/s/ Thomas Kinser	/s/ Thomas R. Watjen
Thomas Kinser	Thomas R. Watjen